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            DME INTERACTIVE HOLDINGS, INC. STOCK OPTION PLAN OF 2000

1.      Purpose of the Plan.

        The purpose of this DME Interactive Holdings, Inc. Stock Option Plan of 2000 ("Plan") is to further the growth and development of DME Interactive Holdings, Inc. (the "Company") and its subsidiaries by encouraging selected employees, consultants, officers, directors, independent contractors and other persons who contribute and are expected to contribute materially to the success of the Company or any subsidiary to obtain a proprietary interest in the Company through the ownership of stock, thereby providing such persons with an added incentive to promote the long-term financial interests of the Company and enhancement of long-term stockholder return. The Plan is further intended to afford the Company and any subsidiary a means of attracting to its service persons of outstanding ability. Certain options granted hereunder may qualify as incentive stock options ("Incentive Stock Options") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and other options granted hereunder may not qualify as Incentive Stock Options ("Nonqualified Stock Options"), as determined in each instance by the Committee referred to in Paragraph 4 (the "Committee").

2.      Stock Subject to the Plan.

         A total of three million (3,000,000) shares of the authorized but unissued Common Stock have been allocated to the Plan and will be reserved for issue upon the exercise of options granted under the Plan. The Company may, in its discretion, use shares held in the treasury in lieu of authorized but unissued shares. If any such option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. Any shares of Common Stock issued pursuant to the Plan which are used by an optionee as full or partial payment to the Company of the purchase price of shares of Common Stock upon exercise of a stock option shall again be available for the purposes of the Plan. The number of shares with respect to which options may be granted to any individual during any calendar year may not exceed one million (1,000,000) shares.

3.      Administration.

        The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, options shall be granted and the number of shares to be subject to each option. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company's success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective stock option agreements or certificates (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Paragraph 3 shall be final, binding and conclusive. Except to the extent prohibited by applicable law, the Committee may grant to one or more of its members or to any person(s) selected by it, subject to revocation or modification by the Committee, the


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authority to grant options under the Plan to eligible persons described in
Paragraph 5 hereof, except that the no such person may be delegated authority to grant options to any employee who is subject to the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934 or who is a "covered employee" within the meaning of Section 162(m)(3) of the Code.

 4.     The Committee.

        The Committee shall consist of two or more directors appointed by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Board shall select a chairman of the Committee. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at any meeting at which there is a quorum. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

5.      Eligibility.

        Options may be granted to employees, consultants or advisors of the Company or its subsidiaries selected by the Committee, which may include officers, whether or not they are directors, but does not include directors who are not also executive employees of the Company, or a subsidiary thereof, but may include directors of subsidiaries which are organized under laws outside the United States. Provided, that Incentive Stock Options may only be granted to employees of the Company or a subsidiary. The term "subsidiary" shall mean any corporation, partnership, limited liability company or other entity (other than the Company), in an unbroken chain of entities beginning with the Company if, at the time of the granting of the option, each of the entities other than the last entity in the unbroken chain owns equity possessing 50% or more of the total combined voting power of all classes of equity in one of the other entities in such chain, or such other meaning as may be hereafter ascribed to it in Section 424 of the Code.

6.      Option Prices.

        (a) The purchase price of the Common Stock under each option shall not be less than 100% of the fair market value of the stock on the date of the grant of the option as determined by the by the Committee in accordance with Section 6.b.. The purchase price is to be paid in full upon the exercise of the option, either (i) in cash, (ii) in the discretion of the Committee, by the tender, either actually or by attestation, to the Company of shares of the Common Stock of the Company, owned by the optionee and registered in his name, having a fair market value, as defined above, on the date of exercise equal to the cash exercise price of the option being exercised, or (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided that, no shares of Common Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless (i) such shares have been held by the optionee for at least one year and (ii) at least two years have elapsed since such Incentive Stock Option was granted; provided further, that no shares may be tendered in exercise of an option


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unless such shares have been held by the optionee for at least six (6) months.
In addition, the optionee may effect a "cashless exercise" of an option in lieu of paying the option price in cash or shares owned by the optionee, provided that such "cashless exercise" is facilitated through a third party, other than the Company, in accordance with the rules and procedures adopted by the Committee. Further, the Committee, in its discretion, may approve such other methods or forms of payment of the purchase price, and establish rules and procedures therefor. The proceeds of sale of stock subject to option are to be added to the general funds of the Company or to the shares of the Common Stock of the Company held in its Treasury, and used for such corporate purposes as the Board of Directors shall determine.

        (b) The "fair market value" of a share of Common Stock as of a specified date shall mean (i) the closing sale price of the Common Stock on the Nasdaq Small Cap Market (or on such other body on which the Common Stock is then traded) on the trading day immediately preceding the date as of which the Fair Market Value is being determined, (ii) if the closing sale price of the Common Stock is not so quoted, then the mean between the high and low quoted sale prices of the Common Stock on the last preceding date on which sales were reported, (iii) if neither of the above is available, then the mean between the most recent bid and asked prices of the Common Stock quoted by a market maker or other recognized specialist in the Common Stock, or (iv) if there is no market maker for the Common Stock, as reasonably determined by the Committee.


7.      Option Amounts.

        The maximum aggregate fair market value (determined at the time an option is granted in the same manner as provided for in Paragraph 6 hereof) of the Common Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000.

8.      Exercise of Options.

        (a) The term of each option shall be not more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in Paragraph 9 hereof; Within such limit, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all optionees; provided, however, that except as provided in Subparagraph (b) of this Paragraph 8 or Paragraph 9 hereof, no option may be exercised at any time unless the optionee is then an employee of the Company or a subsidiary and has been so employed continuously since the granting of the option. Upon exercise of an option the Committee shall withhold a sufficient number of shares to satisfy the Company's withholding obligations for any taxes incurred as a result of such exercise, based on the fair market value thereof, as defined above, as of the date taxes are required to be withheld; provided, that in lieu of all or part of such withholding, the optionee may pay an equivalent amount of cash to the Company.

        (b) Notwithstanding any other provision of the Plan, unless otherwise provided by the Committee in the option agreement, each outstanding option shall become immediately and fully exercisable for a one (1) year period following the date of a "Change of Control" but in no


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event beyond the specified term of such options; provided that, after such one
(1) year period, the normal option exercise provisions of the Plan and such option shall govern; and provided further, that in the event an optionee's employment with the Company or any subsidiary is terminated within two (2) years of a Change of Control, all outstanding stock options of such optionee at the date of termination shall be exercisable for a period of six (6) months beginning on the date of termination but in no event beyond the specified term of such options. The option agreements may contain such other or different provisions as the Committee, in its discretion, may approve in addition to, or in lieu of, this Subparagraph (b) of Paragraph 8. In addition, the Committee shall have the authority, in its discretion, to accelerate the vesting and permit the immediate exercisability of outstanding options under such other circumstances as it may deem appropriate.

        (c) "Change of Control," as used in Paragraph 8(b) shall be deemed to have occurred if any individual, corporation, partnership or other person or entity, together with its Affiliates and Associates, acquires as the Beneficial Owner more than thirty-five percent (35%) in the aggregate of the voting power of outstanding shares of capital stock of the Company entitled to vote in the election of Directors, and within a 400-day period thereafter a majority of Directors elected to the Board of Directors of the Company, or a majority of the persons constituting a group authorized to hire or terminate employment of officers, if other than the Board, are different from the Directors or persons constituting the Board or group just prior to the start of such period or a group other than the Board is created to hire or terminate employment of officers. The terms "Affiliates," "Associate" and "Beneficial Owner" as used in this Paragraph 8(c) shall be defined by reference to the Securities Exchange Act of 1934, as amended, and the rules and regulations in effect thereunder.

9.      Termination of Employment.

        The holder of any option issued hereunder must exercise the option prior to his termination of employment, except that if the employment of an optionee terminates with the consent and approval of his employer, the Committee in its absolute discretion may permit the optionee to exercise his option, to the extent that he was entitled to exercise it at the date of such termination of employment, at any time within ninety (90) days after such termination, but not after ten (10) years from the date of the granting thereof. If a subsidiary of the Company ceases to be a subsidiary of the Company, an optionee who is employed by such former subsidiary and is no longer employed by either the Company or any current subsidiary of the Company shall be deemed to have terminated employment with the Company and every subsidiary of the Company. If the optionee terminates employment on account of disability he may exercise such option to the extent he was entitled to exercise it at the date of such termination at any time within one (1) year of the termination of his employment but not after ten (10) years from the date of the granting thereof. For this purpose a person shall be deemed to be disabled if he is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, shall mean that he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A person shall be considered disabled only if he furnishes such proof of disability as the Committee may require. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company or a subsidiary thereof. The option agreements may contain such provisions as the Committee shall approve


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with reference to the effect of approved leaves of absence. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary thereof to terminate his employment at any time.

10.     Non-Transferability of Options.

        Each option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an option may be exercised, during the lifetime of the holder thereof, only by him; provided, however, that the Committee may, in its sole discretion permit an optionee to transfer a Nonqualified Stock Option to such persons or entities as the Committee may approve, in its discretion. In the event of any such transfer, the option shall still be subject to the provisions of Paragraphs 8 and 9 hereof concerning the exercisability during the optionee's employment.

11.     Successive Option Grants.

        Successive option grants may be made to any holder of options under the Plan.

12.     Investment Purpose.

        Each option under the Plan shall be granted only on the condition that all purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision with respect to options granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of stock subject to the option, or upon the happening of any other contingency warranting the release of such condition.

13.     Adjustments Upon Changes in Capitalization or Corporate Acquisitions.

        In the event of increases or decreases in the outstanding Common Stock , or such shares are exchanged or changed, by reason of any stock dividend, stock split, reverse stock split, reclassification, recapitalization, merger, consolidation, reorganization, split-up, spin-off, combination or exchange of shares or the like, and, in the event of any such increase, decrease, exchange or change in the outstanding Common Stock, (i) the aggregate number, kind and class of shares available for issuance under the Plan, (ii) the maximum number of shares as to which options may be granted to any individual, and (iii) the number, kind and class of shares subject to outstanding options and the exercise prices of such options, shall be appropriately and proportionately adjusted or substituted by the Committee, whose determination shall be final, binding and conclusive; provided that the number of shares subject to any award shall always be a whole number. Notwithstanding the foregoing: (1) in the event the Company or a subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may, in its discretion, grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code; and (2) in the event of a special, non-recurring distribution with respect to the Company's Common Stock, the Committee may, in its discretion, adjust the number of shares subject to each


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option and the option price per share in such manner as the Committee deems just and equitable to reflect such distribution, but in no event shall the total number of shares of Common Stock used under the Plan exceed the number authorized under Paragraph 2.

14.     Amendment and Termination.

        Either the Board of Directors or the Committee may at any time terminate the Plan, or make such modifications of the Plan as it shall deem advisable; provided, however, that neither the Board of Directors nor the Committee may, without further approval by the holders of Common Stock, increase the maximum numbers of shares as to which options may be granted under the Plan (except under the anti-dilution provisions hereof). No termination or amendment of the Plan may, without the consent of the optionee to whom any option shall theretofore have been granted, adversely affect the rights of such optionee under such option.

15.     Effectiveness of the Plan.

        The Plan shall become effective upon adoption by the Board of Directors or the Committee subject, however, to its further approval by the shareholders of the Company given within twelve (12) months of the date the Plan is adopted by the Board of Directors or the Committee at a regular meeting of the shareholders or at a special meeting duly called and held for such purpose. Grants of options may be made prior to such shareholder approval but all option grants made prior to shareholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such options shall not be effective for any purpose.

16.     Time of Granting of Options.

        An option grant under the Plan shall be deemed to be made on the date on which the Committee (or other person to whom the Committee shall have delegated authority pursuant to Paragraph 3 hereof) makes an award of an option to an eligible employee of the Company or its subsidiaries (but in no event prior to the adoption of the Plan by the Board of Directors), provided that such option is evidenced by a written option agreement or certificate duly executed on behalf of the Company and on behalf of the optionee within a reasonable time after the date of the action of the Committee (or other person to whom the Committee shall have delegated authority pursuant to Paragraph 3 hereof).

17.     Term of Plan.

        This Plan shall commence on the date specified herein, and subject to Paragraph 15, shall remain in effect thereafter. Options outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected thereby.

18.     Indemnification and Exculpation

        Each person who is or shall have been a member of the Board of Directors or of the Committee (and each such person to whom the Committee shall have delegated authority pursuant to Paragraph 3 hereof) shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which the


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person may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in settlement thereof (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of his or her bad faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against them, they shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on their own behalf. The foregoing right to indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

        Each member of the Board of Directors or of the Committee (and each such person to whom the Committee shall have delegated authority pursuant to Paragraph 3 hereof), and each officer and employee of the Company, shall be fully justified in relying or acting upon any information furnished to or on behalf of the Company by any person or persons, other than said individual, in connection with the administration of the Plan. In no event shall any person who is or shall have been a member of the Board of Directors or of the Committee (or any such person to whom the Committee shall have delegated authority pursuant to Paragraph 3 hereof), or an officer or employee of the Company, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

19.     Miscellaneous.

        (a) Nothing in the Plan or in any option agreement or certificate granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary thereof to terminate his or her employment at any time, with or without cause.

        (b) The holder of an option shall have none of the rights of a shareholder with respect to the shares subject to option until such shares shall be issued to him or her upon the exercise of such option.

        (c) This Plan and all award agreements or certificates made and actions taken hereunder and thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard for conflicts of laws principles thereof.

        (d) In the event any provision of this Plan or any option agreement or certificate hereunder shall be held illegal or invalid for any reason, the illegality or invalidty shall not affect the remaining provisions of this Plan or such agreement, and this Plan and such agreement or certificate shall be construed and enforced as if the illegal or invalid provision had not been included.

        (e) The granting of awards and the issuance of shares of Common Stock under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or bodies as may be required.


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        (f) Captions are provided for convenience only, and shall not serve as a basis for interpretation or construction of this Plan or any option agreement or certificate.

                                     * * *

        The foregoing Plan was approved and adopted by the Board of Directors of the Company on February 29, 2000.


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